Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Reports Third Quarter Fiscal 2024 Financial Results and Provides Business Update

●	Reported positive preclinical data in both its Alzheimer’s and dry AMD programs

●	Closed Fiscal Q3 with cash position of US$7.9 million

Vancouver, BC – May 14, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a clinical stage pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates, today announced financial results and business update for the third quarter of the fiscal year 2024, which ended March 31, 2024.

The Company’s full financial statements and related MD&A for the third quarter ended March 31, 2024, are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

Eric A. Adams, InMed President and CEO, commented, “The third quarter of fiscal year 2024 was another positive quarter for the Company as we continue to make exciting progress in our pharmaceutical pipeline and deliver steady growth in our commercial business. Last month we announced important updates in our two preclinical programs in the treatment of Alzheimer’s disease (“ALZ”) and dry Age-related Macular Degeneration (“dry AMD”). Both programs utilize proprietary small molecule drug candidates activating both the CB1 / CB2 receptors as well as other disease-relevant receptors. We are highly encouraged by the positive findings and we are committed to further advancing our research in these two highly underserved indications.”

Adams continued, “Revenues from the BayMedica commercial business remain consistent with the previous quarter and BayMedica operated as a profitable commercial business unit in the current quarter. We remain optimistic for the sector as more brands start to incorporate rare cannabinoids into their product portfolios.”

Business update

Pharmaceutical Development Programs

INM-901: A multipronged approach in treatment of Alzheimer’s disease.

INM-901 is a proprietary small molecule drug candidate being developed as a potential treatment for ALZ employing multiple mechanisms of actions. On April 4, 2024, the Company announced additional preclinical data demonstrating INM-901’s positive pharmacological effects. Results included:

●	INM-901 is a preferential signaling agonist of the CB1/CB2 receptors and impacts the PPAR signaling pathway;

●	INM-901 demonstrates reduced neuroinflammation and improved neuronal function; and

●	mRNA data from INM-901 preclinical studies support the observations made in the previously released behavior studies in locomotor activity, cognition and memory.

InMed continues to accelerate the development of its ALZ program, with long-term behavioural and mechanism of action / receptor interaction studies currently underway. Data read-out expected in calendar 3Q 2024.

Additionally, the Company recently announced the addition of Dr. David G. Morgan, a leader in neurodegenerative disease, to its Scientific Advisory Board (“SAB”), reinforcing the Company’s commitment to advancing it’s INM-901 program.

INM-089: Neuroprotection in the treatment of dry AMD

INM-089 is another proprietary small molecule drug candidate being studied in the treatment of Age-related Macular Degeneration (“AMD”). In April, the Company announced additional preclinical data for INM-089 further demonstrating positive pharmacological effects. Results from INM-089 preclinical studies included:

●	Data indicates that INM-089 may be more effective as a therapeutic treatment for dry AMD compared to neovascular, or wet, AMD;

●	More specifically, data suggests INM-089 may be an important candidate for geographic atrophy (“GA”) which is common in more advanced cases of dry AMD;

●	Enhanced neuroprotection of photoreceptors as well as improved photoreceptor function;

●	Improved integrity of retinal pigment epithelium; and

●	Reduction in extracellular autofluorescent deposits, a hallmark of dry AMD.

The Company has strategically prioritized the utilization of its proprietary small molecule drug candidates in its drug development initiatives, resulting in the INM-089 program for the treatment of dry AMD taking precedence over the INM-088 program in the treatment of glaucoma. Therefore, the Company will not be advancing INM-088 in the immediate future. Notably, the initial research and data from the INM-088 program have played an instrumental role in shaping the development of INM-089 program.

BayMedica Commercial Business

BayMedica revenues were $3.3 million for the nine months ended March 31, 2024, compared with $1.8 million for the nine months ended March 31, 2023, representing 83% growth over the same period last year. Quarter over quarter revenue has remained flat this period with sales of $1.2 million, same as the previous quarter. BayMedica operated as a profitable business unit this quarter and continues to make progress lowering manufacturing costs that should incrementally improve margins over time. While we are optimistic about the long-term growth potential in the rare cannabinoids sector, we expect revenue to fluctuate in future quarters.

Financial and Corporate Highlights:

●	Net loss was $5.7 million for the quarter ended March 31, 2024, compared to a net loss of $7.6 million in the same period last year.

●	Research and development and patents expenses were $2.6 million for the nine months ended March 31, 2024, compared with $3.1 million for the nine months ended March 31, 2023.

●	General and administrative expenses were $4 million for the nine months ended March 31, 2024, compared with $4.4 million for the same period last year.

●	As of March 31, 2023, the Company’s cash, cash equivalents and short-term investments were $7.6 million, which compares to $8.9 million on June 30, 2023.

Based on current forecasts, the Company expects its cash will be sufficient to fund its planned operating expenses and capital expenditure requirements into the fourth quarter of calendar year 2024, depending on the level and timing of realizing BayMedica revenues from the sale of products in the Health & Wellness sector as well as the level and timing of our operating expenses.

Ms. Alexandra D.J. Mancini, Senior Vice President, Clinical & Regulatory Affairs, provided notice to the Company and the Company’s Board of Directors of her intention to retire from her position, effective June 30, 2024. Ms. Mancini intends to continue in a consultancy capacity to ensure a smooth transition of both the INM-755 program and ongoing regulatory matters. The Company would like to thank Ms. Mancini for her significant, valuable contributions, and leadership during her tenure with InMed and wish her all the best in her retirement. We congratulate her on a tremendous career in the biotech industry, having played an important role in developing and bringing to market several pharmaceutical products in many disease areas.

Table 1. InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

Expressed in U.S. Dollars

	March 31, 2024	June 30,
	(unaudited)	2023
	$	$
ASSETS
Current
Cash and cash equivalents	7,600,598	8,912,517
Short-term investments	43,085	44,422
Accounts receivable, net of allowance for credit losses of $66,775 in 2024 and 2023	207,681	260,399
Inventories	1,193,952	1,616,356
Prepaids and other current assets	1,018,686	498,033
Total current assets	10,064,002	11,331,727

Non-Current
Property, equipment and ROU assets, net	1,370,969	723,426
Intangible assets, net	1,823,745	1,946,279
Other assets	100,000	104,908
Total Assets	13,358,716	14,106,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,183,285	1,608,735
Current portion of lease obligations	345,545	375,713
Deferred rent	-	16,171
Total current liabilities	1,528,830	2,000,619

Non-current
Lease obligations, net of current portion	725,236	15,994
Total Liabilities	2,254,066	2,016,613
Commitments and Contingencies (Note 11)

Shareholders’ Equity
Common shares, no par value, unlimited authorized shares:
6,344,970 (June 30, 2023 - 3,328,191) issued and outstanding	80,606,863	77,620,252
Additional paid-in capital	37,507,306	35,741,115
Accumulated deficit	(107,138,088)	(101,400,209)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	11,104,650	12,089,727
Total Liabilities and Shareholders’ Equity	13,358,716	14,106,340
Related Party Transactions (Note 12)
Subsequent Events (Note 13)

Table 2. InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Expressed in U.S. Dollars

	For the Three Months Ended 31-Mar		For the Nine Months Ended 31-Mar
	2024	2023	2024	2023
	$	$	$	$

Sales	1,172,601	1,033,925	3,314,663	1,824,496
Cost of sales	883,143	841,414	2,416,417	1,415,068
Inventory write-down	-	-	263,404	576,772
Gross profit	289,458	192,511	634,842	(167,344)

Operating Expenses
Research and development and patents	656,764	878,303	2,558,648	3,108,312
General and administrative	1,374,095	1,412,727	4,036,784	4,438,083
Amortization and depreciation	54,767	50,689	164,833	148,786
Foreign exchange loss	48,156	2,733	36,717	79,287
Total operating expenses	2,133,782	2,344,452	6,796,982	7,774,468

Other Income (Expense)
Interest and other income	121,458	155,497	424,261	343,881
Loss before income taxes	(1,722,866)	(1,996,444)	(5,737,879)	(7,597,931)

Tax expense	-	(1,500)	-	(11,300)
Net loss for the period	(1,722,866)	(1,997,944)	(5,737,879)	(7,609,231)

Net loss per share for the period
Basic and diluted	(0.18)	(0.60)	(0.82)	(3.53)
Weighted average outstanding common shares
Basic and diluted	9,612,973	3,328,191	6,961,938	2,156,283

Table 3. InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

Expressed in U.S. Dollars

	March 31,	March 31,
	2024	2023
	$	$
Cash provided by (used in):
Operating Activities
Net loss	(5,737,879)	(7,609,231)
Items not requiring cash:
Amortization and depreciation	164,833	148,786
Share-based compensation	98,760	237,675
Amortization of right-of-use assets	287,824	296,239
Interest income on short-term investments	(1,271)	(392)
Unrealized foreign exchange loss	2,607	2,138
Inventory write-down	263,404	576,772
Bad debts	-	25,085
Changes in operating assets and liabilities:
Inventories	159,000	584,151
Prepaids and other current assets	(520,653)	102,022
Other non-current assets	4,908	5,507
Accounts receivable	52,718	(107,357)
Accounts payable and accrued liabilities	(425,446)	(585,341)
Deferred rent	(16,171)	16,171
Lease obligations	(289,302)	(317,490)
Total cash used in operating activities	(5,956,668)	(6,625,265)

Investing Activities
Payment of acquisition consideration	-	(500,000)
Sale of short-term investments	42,513	-
Purchase of short-term investments	(42,513)	-
Purchase of property and equipment	(9,293)	(128198)
Total cash used in investing activities	(9,293)	(628,198)

Financing Activities
Proceeds from private placement	4,654,042	10,680,654
Total cash provided by financing activities	4,654,042	10,680,654

(Decrease) increase in cash and cash equivalents during the period	(1,311,919)	3,427,191
Cash and cash equivalents beginning of the period	8,912,517	6,176,866
Cash and cash equivalents end of the period	7,600,598	9,604,057

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$11,300
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Fair value of warrant modification recorded as equity issuance costs	$3,508,749	$-
Preferred investment options to its placement agent	$325,699	$691,483
Recognition of Right-of-use asset and corresponding operating lease liability	$968,376	$-

About InMed:

InMed Pharmaceuticals is a clinical stage pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. Together with its subsidiary BayMedica, we are a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: the efficacy of INM-901, INM-901’s ability to treat Alzheimer’s, marketability and uses for INM-901, the results of further studies into INM-901 and acceleration of the development of InMed’s Alzheimer’s program; the efficacy of INM-089, INM-089’s ability to treat AMD, marketability and uses for INM-089, the results of further studies into INM-089 and the further development of InMed’s AMD program; being optimistic about the long-term growth potential in the rare cannabinoids sector; improving margins over time; expectations that the Company’s cash will be sufficient to fund its planned operating expenses and capital expenditure requirements into the fourth quarter of calendar year 2024.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.